FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E40760562024-9
	Filing Number 20244076055
Secretary of State State Of Nevada	Filed On 05/22/2024 12:51:03 PM
	Number of Pages 2

Formation - Limited-Liability Company

- [x] NRS 86 - Articles of Organization Limited-Liability Company
- [ ] NRS 86.544 - Registration of Foreign Limited-Liability Company
- [ ] NRS 89 - Articles of Organization Professional Limited-Liability Company
- [ ] NRS 86.555 - Registration of Professional Foreign Limited-Liability Company

1. Name Being Registered in Nevada: (See instructions)	PRC Equity Fund I, LLC
2. Foreign Entity Name: (Name in home jurisdiction)	
3. Jurisdiction of Formation: (Foreign Limited-Liability Companies)	**3a)** Jurisdiction of formation: ______ **3b)** Date formed: ______ **3c)** I declare this entity is in good standing in the jurisdiction of its formation. ☐
4. Registered Agent for Service of Process*: (check only one box)	☐ Commercial Registered Agent (name only below) ☑ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below) Charles Williams Jr. Name of Registered Agent **OR** Title of Office or Position with Entity 1050 E Flamingo Road, s107 1016 (Street Address) · Las Vegas (City) · Nevada · 89119 (Zip Code) Mailing Address (If different from street address) · City · Nevada · Zip Code
4a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X Charles Williams — 05/22/2024 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date
5. Management: (Domestic Limited-Liability Companies only)	Company shall be managed by: (check one box) ☑ Manager(s) **OR** ☐ Member(s)
6. Name and Address of each Manager(s) or Managing Member(s): (NRS 86 and NRS 86.544, see instructions) **Name and Address of the Original Manager(s) and Member(s):** (NRS 89, see instructions) IMPORTANT: A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing.	1) PRC Inc Name 701 Highlander Blvd Suite 350 (Address) · Arlington (City) · TX (State) · 76015 (Zip Code)
7. Dissolution Date: (Domestic only)	Latest date upon which the company is to dissolve (if existence is not perpetual): ______

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Limited-Liability Company

Continued, Page 2

8. Purpose/ Profession to be Practiced: (NRS 89 only)	
9. Series and/or Restricted Limited-Liability Company: (Optional)	Check box if a Series Limited-Liability Company ☐ Domestic Limited-Liability Company"s only: The Limited-Liability Company is a Restricted Limited-Liability Company ☐
10. Records Office: (Foreign Limited-Liability Companies)	Address: ___ City: ___ State: ___ Zip code: ___ Country: ___
11. Street Address of Principal Office: (Foreign Limited-Liability Companies)	Address: ___ City: ___ State: ___ Zip code: ___ Country: ___
12. Name, Address and Signature of the Organizer: (NRS 86. NRS 89 -Each Organizer must be a licensed professional.) **Name and Signature of Manager or Member:** (NRS 86.544 only) See instructions	*Foreign Limited-Liability Company - In the event the designated Agent for Service of Process resigns and is not replaced or the agent's authority has been revoked or the agent cannot be found or served with exercise of reasonable diligence, then the Secretary of State is hereby appointed as the Agent for Service of Process. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: Charles Williams Country: United States Address: 701 Highlander Blvd, Suite 350 City: Arlington State: TX Zip/Postal Code: 76015 X Charles Williams (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:

(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.